EXHIBIT 10.1
MONITORING AGREEMENT
     This Monitoring Agreement (the “Agreement”) is entered into as of November 30, 2007, by and among Milagro Holdings, LLC, a Delaware limited liability (the “Company,” and together with its direct and indirect subsidiaries, the “Companies”) and Acon Funds Management, L.L.C., a Delaware limited liability company, and its affiliates and designees (“Acon”), Guggenheim Corporate Funding, LLC, a Delaware limited liability company, and its affiliates and designees (“Guggenheim”) and West Coast Energy Management Partners LLC, a Delaware limited liability company, and its affiliates and designees (“West Coast Energy”). Acon, Guggenheim and West Coast Energy shall collectively be referred to as the “Managers” and each and individually as a “Manager.”
     WHEREAS, the Company will indirectly purchase a one hundred percent (100%) interest in certain oil and gas assets of Petrohawk Energy Corporation and certain of its subsidiaries for a total Purchase Price of approximately $825 million (the “Transaction”) pursuant to a Purchase and Sale Agreement, dated October 15, 2007 (the “Purchase and Sale Agreement”);
     WHEREAS, affiliates of Acon, Guggenheim and West Coast Energy, as well as certain co-investors, are making an equity investment in the Company in connection with the Transaction; and
     WHEREAS, the Companies wish to retain the Managers to provide certain management and advisory services to the Companies, and the Managers are willing to provide such services on the terms set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Services. Each Manager hereby agrees that, during the term of this Agreement (the “Term”) it will provide to the Companies, to the extent appropriate and reasonably requested by the Companies, by and through itself and/or its successors, assigns, affiliates, officers, employees and/or representatives and third parties (collectively hereinafter referred to as the “Manager Designees”), as the Managers in their sole discretion may designate from time to time, management, advisory and consulting services in relation to the affairs of the Companies, which services shall, unless the Managers specifically agree to provide additional services, include and be limited to:
          (a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Companies with financing on terms and conditions satisfactory to the Companies;
          (b) advice in connection with acquisition, disposition and change of control transactions involving any of the Companies or any of their respective successors;
          (c) advice in connection with the Companies’ commodity risk management strategy;

          (d) financial, managerial and operational advice in connection with day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Companies; and
          (e) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Managers and the Companies may from time to time agree in writing.
     The Managers and the Manager Designees will devote such time and efforts to the performance of the services contemplated hereby as is reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Managers or the Manager Designees on a weekly, monthly, annual or other basis. The Companies acknowledge that each of the services are not exclusive to the Companies and that the Managers and the Manager Designees may render similar services to other persons and entities. The Managers and the Companies understand that the Companies may at times engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers and the Manager Designees under this Agreement; provided that any such engagement will be made in accordance with the terms of the Amended and Restated Limited Liability Operating Agreement of the Company (the “LLC Agreement”). In providing services to the Companies, the Managers and Manager Designees will act as independent contractors and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.
     2. Payment of Fees.
          (a) On the date hereof, the Companies, jointly and severally, will pay to the Managers (or their designees) an aggregate equity commitment fee (the “Equity Commitment Fee”) equal to eight million two hundred and fifty thousand dollars ($8,250,000). Such Equity Commitment Fee shall be divided among the Managers in accordance with Section 2(d) below.
          (b) During the Term, the Companies, jointly and severally, will pay to the Managers (or their designees) an aggregate annual Monitoring Fee (the “Monitoring Fee”) equal to two million five hundred thousand dollars ($2,500,000). Such Monitoring Fee shall be payable by the Companies in four quarterly installments in arrears on the last day of each calendar quarter (beginning with the calendar quarter ended December 31, 2007) and divided among the Managers in accordance with Section 2(d) below; provided, that for the calendar quarter ended December 31, 2007, only that portion of the quarterly amount attributable from the date hereof and ending on December 31, 2007 shall be payable).
          (c) If any Manager transfers all or any portion of its Class A Membership Units of the Company pursuant to the terms and conditions of the LLC Agreement to a transferee that is not a Manager or Qualified Affiliate (as defined in the LLC Agreement), such transferee shall have no rights to receive any portion of the Monitoring Fee (which Monitoring Fee shall be split as between the non-transferring Managers in accordance with the terms of this Agreement), and the Company shall have no obligation to pay any portion of such Monitoring Fee to such transferee under this Agreement.
          (d) Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the account specified by each Manager entitled to such payment, or to such respective other account(s) as the respective Managers may specify to the Companies in writing prior to such payment. The payment of the Equity Commitment Fee and each payment of Monitoring Fees, made pursuant to this Section 2 shall be allocated (provided that in no event shall such allocation affect the aggregate Equity Commitment Fee and Monitoring Fees payable hereunder, which shall be the amounts set forth in Sections 2(a) and 2(b) above) among each Manager (or its designee) in accordance with the percentages determined by dividing (i) the number of Class A Membership Units of the Company owned by such Manager and any of such Manager’s respective affiliates by (ii) the number of Class A Membership Units of the Company owned by all of the Managers and their respective affiliates (which percentages shall initially be those specified on Schedule 1 hereto, and which schedule shall be updated from time to time as directed by the Managers). In the event that any of the Managers, or their affiliates, ceases to be entitled to appoint a representative to the board of directors of the Company pursuant to Section 5.01 of the LLC Agreement, (A) such Manager shall be deemed to own zero Class A Membership Units for the purposes of clauses (i) and (ii) of this Section 2(c) and (B) the rights and obligations of such Manager, and the rights and obligations of the Company with respect to such Manager, under this Agreement shall terminate (provided that in no event shall such termination affect the aggregate Equity Commitment Fee and Monitoring Fees payable hereunder, which shall be the amounts set forth in Sections 2(a) and 2(b) above).
     3. [Withheld].
     4. Term. This Agreement will continue in full force and effect until terminated with the consent of each of the Managers (or Qualified Affiliates) holding Class A Membership Units at the time of such termination; provided, that the termination of this Agreement will not relieve a party from liability for any breach of this Agreement on or prior to such termination. In the event of a termination of this Agreement, the Companies will pay the Managers (or their respective designees) any unpaid portion of the Equity Commitment Fee (pursuant to Section 2(a) above) and any Monitoring Fees (pursuant to Section 2(b) above) due with respect to periods prior to the date of termination. This Section 4, Section 5 and Section 9 will survive termination of this Agreement.
     5. Indemnification. The Companies, jointly and severally, will indemnify, exonerate and hold the Managers, the Manager Designees and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including attorneys’ fees and expenses) incurred by the Indemnitees or any of them after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration, investigation or claim arising out of, or in any way relating to this Agreement, the transactions contemplated hereby or the services provided by the Managers or the Manager Designees hereunder; provided that the foregoing indemnification rights will not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct; and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under applicable law or regulation.
     6. Disclaimer and Limitation of Liability; Opportunities.
          (a) Disclaimer; Standard of Care. Neither of the Managers nor any Manager Designee makes any representations or warranties, express or implied, in respect of the services to be provided by the Managers or the Manager Designees hereunder. In no event will the Managers, the Manager Designees or Indemnitees be liable to the Companies or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of the Managers or the Manager Designees as determined by a final, non-appealable determination of a court of competent jurisdiction.
          (b) Freedom to Pursue Opportunities. In recognition that the Managers, the Manager Designees and their respective Indemnitees currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Managers, the Manager Designees or their respective Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that each Manager, each Manager Designee and their respective Indemnitees have myriad duties to various investors and partners, and in anticipation that the Companies, on the one hand, and each Manager and Manager Designee (or one or more of their respective affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve the Managers or the Manager Designees. Except as the Managers or the Manager Designees may otherwise agree in writing after the date hereof:
          (i) The Managers, the Manager Designees and their respective Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Companies and their subsidiaries), (B) to directly or indirectly do business with any client or customer of the Companies and their subsidiaries, (C) to take any other action that a Manager or a Manager Designee believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b), and (D) not to present potential transactions, matters or business opportunities to the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person.
          (ii) The Managers, the Manager Designees and their respective Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any actions specified in Section 6(b)(i), and the Companies, on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require the Managers, the Manager Designees or any of their respective Indemnitees to act in a manner inconsistent with the provisions of this Section 6(b).
          (iii) None of the Managers, the Manager Designees nor any of their respective Indemnitees will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such Person’s participation therein.
          (c) Limitation of Liability. In no event will a Manager, a Manager Designee or any of their respective Indemnitees be liable to the Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by a Manager or a Manager Designee hereunder.
     7. Assignment. Except as provided below, none of the parties hereto will have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, each Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates that provides or will provide services similar to those called for by this Agreement. In the event any Manager assigns all of its rights and obligations hereunder, such Manager will no longer be entitled to any portion of the Equity Commitment Fee or Monitoring Fees under Section 2 and will be released of all of its obligations hereunder and such assignee shall be entitled to such fees under Section 2 and shall assume all of the obligations of the assigning Manager. The provisions of this Section 7 are for the benefit of Indemnitees of the Managers will inure to the benefit of such Indemnitees and their successors and assigns.
     8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by the Managers and the Companies; provided, that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by the Manager, such waived portion will revert to the Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.
     9. Governing Law; Jurisdiction. THE PARTIES HEREBY AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL ALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY (i) IRREVOCABLY CONSENT AND AGREES THAT ANY LEGAL OR EQUITABLE ACTION OR PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOURTHERN DISTRICT OF NEW YORK; AND (ii) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, IRREVOCABLY SUBMITS TO AND ACCEPTS, WITH RESPECT TO ANY SUCH ACTION OR PROCEEDINGS, FOR ITSELF AND IN RESPECT OF ITS PROPERTIES AND ASSETS, FOR PURPOSES OF THIS AGREEMENT, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN SUCH COURTS.
     10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.
     12. Notice. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by Federal Express, DHL or UPS or other comparably reputable air courier guaranteeing overnight delivery, sent to the Member at the following addresses (or such other address as such Member may specify by notice to the Company):

if to the Company, to:
Milagro Holdings, LLC
1401 McKinney, Suite 925
Houston, Texas 77010
Attention: Richard W. Piacenti
Fax: 713-307-7071
and a copy (which shall not constitute notice) to:
Porter & Hedges, L.L.P.
1000 Main Street, Suite 3600
Houston, Texas 77002
Attention: Robert G. Reedy
Fax: 713-226-6274
if to Acon, to:
Acon Funds Management, L.L.C.
1133 Connecticut Avenue, NW
Suite 700
Washington, DC 20036
Attention: Jonathan Ginns
Fax: 202-473-3578
and a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Richard J. Cooper, Esq.
Fax: 212-225-3999
if to Guggenheim, to
Guggenheim Corporate Funding LLC
135 East 57th Street, 7th Floor
New York, New York 10022

Attn: Todd Boehly
Fax: (212) 644-8396

and a copy (which shall not constitute notice) to:
Guggenheim Partners, LLC
Fulbright Tower
1301 McKinney, Suite 3105
Houston, Texas 77010
Attn: Mr. Tim Murray
Fax: 713-300-1339
and
Haynes and Boone, LLP
1221 McKinney St., Suite 2100
Houston, Texas 77010
Attn: Buddy Clark, Esq.
Fax: 713.236.5577
if to West Coast Energy, to
West Coast Energy Partners, LLC
1250 Fourth Street
Santa Monica, California 90401
Attention: Adam Cohn
and a copy (which shall not constitute notice) to:
David S. Kyman
Maron & Sandler
1250 Fourth Street, Suite 550
Santa Monica, California 90401
Fax: 310.570.4901
     Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile or electronic mail during normal business hours, (b) on the business day after being received if sent by facsimile or electronic mail other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable air courier guaranteeing overnight delivery and (d) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     13. Severability. If in any proceedings a court will refuse to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof will be found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.
     14. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first above written.
[Executed Signature Pages to Follow]

MILAGRO HOLDINGS, LLC
By:	/s/ Richard W. Piacenti
	Name:	Richard W. Piacenti
	Title:	Chief Financial Officer

ACON FUNDS MANAGEMENT, LLC
By:	/s/ Jonathan Ginns
	Name:	Jonathan Ginns
Title:

GUGGENHEIM CORPORATE FUNDING, LLC
By:	/s/ Todd Boehly
	Name:	Todd Boehly
	Title:	Managing Partner

WEST COAST ENERGY MANAGEMENT PARTNERS LLC
By:	/s/ Adam Cohn
	Name:	Adam Cohn
	Title:	Managing Director

Schedule 1
CLASS A MEMBERSHIP UNITS OWNED BY THE MANAGERS

	Membership Units	Proportional
Manager	Issued	Ownership[1]
Acon Milagro
Investors, LLC

Guggenheim Corporate Funding, LLC

West Coast Energy Management Partners, LLC

Total		100%

[1]	For the purpose of calculating the pro rata share of the Fees in Section 2 hereof only.

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